EXHIBIT 4.5

                FIRST AMENDMENT TO THE SERIES 1993-2 SUPPLEMENT
                 AND REVOLVING CERTIFICATE PURCHASE AGREEMENT

     THIS FIRST AMENDMENT to (i) the Series 1993-2 Supplement to the Pooling and Servicing Agreement (the "Supplement") dated as of July 30, 1993, by and among Specialty Retailers, Inc., a Delaware corporation (the "Servicer"), SRI Receivables Purchase Corp., Inc., a Delaware corporation (the "Transferor") and Bankers Trust (Delaware), a Delaware banking corporation (the "Trustee"), as trustee for the SRI Receivables Master Trust (the "Trust") (the Supplement Amendment"), and (ii) the Revolving Certificate Purchase Agreement (the "Purchase Agreement") dated as of July 28, 1993, by and among the Transferor, the financial institutions parties thereto (the "Revolving Purchasers") and National Westminister Bank Plc, New York branch (the "Facility Agent") (the "Purchase Agreement Amendment" and together with the Supplement Amendment, the "Amendments"), is made and entered into as of August 11, 1995 by and among the Servicer, the Transferor, the Trustee on behalf of the Trust, the Revolving Purchasers and the Facility Agent.

     WHEREAS, the Servicer, the Trustee on behalf of the Trust and the Transferor desire to modify and amend certain terms of the Supplement in the manner more particularly described herein below;

     WHEREAS, the Transferor, the Revolving Purchasers and the Facility Agent desire to modify and amend certain terms of the Purchase Agreement in the manner more particularly described herein below;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged:

SUPPLEMENT AMENDMENT

     The Servicer, the Trustee on behalf of the Trust and the Transferor hereby agree as follows:

     1. Definitions. Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Supplement, as amended by this Supplement Amendment. The definitions of "Applicable Margin" and "Amortization Period Commencement Date" in the Supplement are hereby amended and restated in their entirety to read as follows:

          "Applicable Margin" shall mean a percentage per annum initially equal to (a) with respect to Alternate Base Rate Tranches, 0%; (b) with respect to One Month LIBOR Rate Tranches, 0.50%; (c) with respect to Two Month LIBOR Rate Tranches, 0.50%; and (d) with respect to Three Month LIBOR Rate Tranches, 0.50%; provided that at any time after the earlier of the occurrence of a Pay Out Event or the eighth Monthly Distribution Date following the Amortization Period Commencement Date, the Applicable Margin shall be 2.0%.

          "Amortization Period Commencement Date" shall mean the earlier of the first day of the December 1999 Monthly Period and the Pay Out Commencement Date and following an Extension occurring after August 20, 1995, the earlier of the date specified as such in the Extension Notice and the Pay Out Commencement Date.

          2.   Replacement of Interest Rate Cap Agreement.   The Transferor
assigns, sets over, conveys, pledges and grants a security interest and lien (free and clear of all other Liens) to the Trustee for the benefit of the Series 1993-2 Certificateholders in all of the Transferor's right, title and interest now existing or hereafter arising in and to the Interest Rate Cap Agreement evidenced by the Interest Rate Protection Agreement dated August 23, 1995 between Deutsche Bank AG - New York Branch and the Transferor for a rate cap transaction having a notional amount of $40,000,000 and having the other terms set forth in such Confirmation (the "1995 Cap"). The Facility Agent and the Series 1993-2 Certificateholders hereby consent to the replacement of the existing Interest Rate Cap Agreement dated July 30, 1993 (the "1993 Cap") with the 1995 Cap, and hereby authorize and direct the Trustee to release and convey back to the Transferor its interest in the 1993 Cap.

          3. Section 9 of the Supplement. Section 9 of the Supplement is hereby amended as follows:

     (A) Subparagraph (i) thereof is amended by deleting the word "and" at the end thereof.

     (B) Subparagraph (j) thereof is amended by adding the word "and" to the end thereof.

     (C) A new subparagraph (k) is added immediately following subparagraph (j) thereof, to read as follows:

          "(k) failure on the part of the Transferor to maintain, at all times from and after April 3, 1996, Tangible Stockholder's Equity of $10,000,000, where "Tangible Stockholder's Equity" means the Transferor's stockholder's equity (computed in accordance with generally accepted accounting principles) less Trust organization costs and deferred income taxes;".

     (D) The fifth line from the end of the penultimate paragraph thereof shall be revised to replace the reference to subparagraphs (c), (d), (g) or
          (h) with a reference to subparagraphs (c), (d), (g), (h) or (k).

PURCHASE AGREEMENT AMENDMENT

     The Transferor, the Revolving Purchasers and the Facility Agent hereby agree as follows:

          4. Non-Usage Fee. The first sentence of subsection 15(a) of the Purchase Agreement is amended in its entirety to read as follows:

          As holders of Certificates, the Revolving Purchasers shall be entitled to receive from payments made from Finance Charge Collections allocated to the Certificates pursuant to subsections 4.6(a) (v), 4.6(b) (v) and 4.6(c) (v) of the Certificate Agreement and paid pursuant to Section 4.8 of the Certificate Agreement a non-usage fee (the "Non-Usage Fee") for the period from and including the Closing Date until the Termination Date, equal to 0.25% per annum times the daily average of the excess, if any, of (A) the Commitment Amount over
          (b) the Funded Revolver Amount, such fee to be computed on the basis of the actual number of days elapsed (including the first but excluding the day of payment) over a year of 360 days.

GENERAL

     The Servicer, the Transferor, the Trustee on behalf of the Trust, the Revolving Purchasers and the Facility Agent hereby agree as follows:

          5. Effectiveness of Amendments. The parties hereto expressly acknowledge that the effectiveness of the Amendments is conditioned upon (a) the execution, delivery and effectiveness of the Amended and Restated Pooling and Servicing Agreement dated as of the date hereof (the "Pooling Agreement") by and among the Servicer, the Transferor and the Trustee, (b) the satisfaction of all conditions set forth in the second paragraph of Section 13.1(a) of the Pooling Agreement including the receipt of the Opinion of Counsel and the written confirmation of each Rating Agency described therein, (c) the satisfaction of all the conditions set forth in Section 6.16 of the Supplement including the delivery of the Extension Notice and the receipt of all Election Notices from Certificate Owners and (d) payment by wire transfer to the Facility Agent of
$40,000.   Upon the satisfaction of the foregoing conditions, the Amendments shall be deemed to be effective as of the date hereof. Except as expressly set forth above, all terms of the Supplement and the Purchase Agreement shall be and remain in full force and effect and shall constitute the legal, valid and binding and enforceable obligations of the parties thereto. To the extent any terms and conditions in the Supplement or Purchase Agreement shall contradict or be in conflict with any provisions of the Amendments, the provisions of the Amendments shall govern.

          6. Expenses. The Servicer hereby agrees to pay all reasonable attorneys' fees incurred by National Westminster Bank Plc (New York Branch and Nassau Branch) in connection with the Purchase Agreement Amendment.

          7. Governing Law. THESE AMENDMENTS AND THE SUPPLEMENT AND PURCHASE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS, EXCEPT AS REQUIRED BY MANDATORY PROVISIONS OF LAW AND EXCEPT TO THE EXTENT THAT THE VALIDITY OR PROTECTION OF THE PURCHASER'S OWNERSHIP OF THE PURCHASED RECEIVABLES, OR REMEDIES HEREUNDER IN RESPECT THEREOF, MAY BE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

          8. Counterparts. These Amendments may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

          9. Acknowledgements. By its execution and delivery of these Amendments in the space provided below, each of the Trustee and the holder of the Series 1993-2 Certificates acknowledges and consents to the terms of these Amendments.


     IN WITNESS WHEREOF, the parties hereto have executed these Amendments on the day and year first above written.

                              SPECIALTY RETAILERS, INC., Servicer

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                              By: Jerry C. Ivie
                              Its:  Senior Vice President, Secretary and
                                    Treasurer


                              SRI RECEIVABLES PURCHASE CO., INC.,
                                  Transferor

                              By:
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                              Its:
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                              BANKERS TRUST (DELAWARE), Trustee

                              By:
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                              Its:
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                              NATIONAL WESTMINSTER BANK, Plc,
                                  New York Branch

                              By:
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                              Its:
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          Additionally, pursuant to Section 28 of the Supplement, National
Westminster Bank, Plc, New York Branch acknowledges and agrees to the Supplement Amendment as well as to the amendments effected as of the date hereof to the Pooling Agreement.

NATIONAL WESTMINSTER BANK, Plc, New York Branch

By:
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Its:
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